UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2010

CELLYNX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

25910 Acero, Suite 370 Mission Viejo, California 92691
(Address of principal executive offices)

(949) 305-5290
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.
ITEM 2.03             Creation of a Direct Financial Obligation

On October 5, 2010, CelLynx Group, Inc. (“the Company”), entered into a Line of Credit Agreement (the “Line of Credit Agreement”), and an Amended and Restated Master Global Marketing and Distribution Agreement (the “MGMD Agreement”) with Dollardex Group Corp., a Panamanian corporation (“Dollardex”).

Line of Credit Agreement

Pursuant to the Line of Credit Agreement, Dollardex agreed to establish a revolving line of credit (the “Credit Line”) for the Company in the principal amount of two million five hundred thousand dollars ($2,500,000) (the “Credit Limit”) which indebtedness will be evidenced by and repaid in accordance with the terms of one or more a promissory notes for the amount of the Credit Limit (each a “Promissory Note”).  All sums advanced on the Credit Line or pursuant to the terms of the Line of Credit Agreement (each an “Advance”) shall become part of the principal of the applicable Promissory Note.

Dollardex agreed to make funds available under the Credit Line on the following schedule:

(i)	$200,000 on or before January 30, 2011;
(ii)	$300,000 on or before January 30, 2011;
(iii)	$1,000,000 on or before February 28, 2011; and
(iv)	$1,000,000 on or before March 31, 2011.

The Company and Dollardex agreed that upon the funding of the first $200,000, Dollardex would have the right, but not the obligation, to purchase 50% of the Intellectual Property (the “Purchased Assets”) of the Company, for $1,500,000 (the “Purchase Price”), pursuant to the terms of an asset purchase agreement (the “Asset Purchase Agreement”).  The payment dates for the Purchased Assets would be the same as the first three advance dates listed above.  If Dollardex exercises that right, the first $1,500,000 advanced under the Credit Line would be deemed to be the purchase price paid for the Purchased Assets, and the funds so paid will not be treated as advances under the Credit Line; provided, however, that if Dollardex exercises its right to require the Company to sell the Purchased Assets, but fails to make the required payments, the Purchased Assets will revert to the Company, and any amount of the Purchase Price paid will be treated as an advance under the Credit Line.

Pursuant to the Line of Credit Agreement, event of default (each, an “Event of Default”) include the following:

(a)	Failure to pay any principal or interest hereunder within ten (10) days after the same becomes due.
(b)
Any representation or warranty made by CelLynx in the Line of Credit Agreement or in connection with any borrowing or request for an advance hereunder, or in any certificate, financial statement, or other statement furnished by CelLynx to Dollardex is untrue in any material respect at the time when made.

(c)
Default by CelLynx in the observance or performance of any other covenant or agreement contained in the Line of Credit Agreement, other than a default constituting a separate and distinct event of default under the Line of Credit Agreement.

(d)
Default by CelLynx in the observance or performance of any other covenant or agreement contained in any other document or agreement made and given in connection with the Line of Credit Agreement, other than a default constituting a separate and distinct event of default under the Line of Credit Agreement, and the continuance of the same unremedied for a period of thirty (30) days after notice thereof is given to CelLynx.

(e)
Any of the documents executed and delivered in connection herewith for any reason ceases to be valid or in full force and effect or the validity or enforceability of which is challenged or disputed by any signer thereof, other than Dollardex.

(f)
CelLynx shall default in the payment of principal or interest on any other obligation for borrowed money other than hereunder, or defaults in the payment of the deferred purchase price of property beyond the period of grace, if any, provided with respect thereto, or defaults in the performance or observance of any obligation or in any agreement relating thereto, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to the stated maturity.

(g)
Filing by CelLynx of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

(h)
Filing of an involuntary petition against CelLynx in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

(i)
All or any substantial part of the property of CelLynx shall be condemned, seized, or otherwise appropriated, or custody or control of such property is assumed by any governmental agency or any court of competent jurisdiction, and is retained for a period of thirty (30) days.

Upon the occurrence of an Event of Default as defined above, Dollardex may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind.  Additionally, Dollardex may suspend or terminate any obligation it may have hereunder to make additional Advances.

As security for all obligations of the Company to Dollardex, the Company granted to Dollardex security interests in the Collateral.  The grant of the security interest is evidenced by and subject to the terms of the Security Agreement (the “Security Agreement”), and such other such security agreements, financing statements, pledges, collateral assignments and other documents and instruments as Dollardex reasonably requires, all in form and substance satisfactory to Dollardex.

The Company granted to Dollardex a first priority security interest in all of the assets and property of the Company of every kind and description, tangible or intangible, wherever located, whether now owned or hereafter acquired, including, without limitation, the assets and properties listed in the Security Agreement (collectively, the “Collateral”).

Amended and Restated Master Global Marketing and Distribution Agreement

Additionally, on October 5, 2010, the Company entered into the MGMD Agreement with Dollardex.

By way of background, CelLynx and Dollardex had previously entered into a certain Joint Venture Agreement pursuant to which CelLynx granted to Dollardex and certain JV Companies (as defined therein) exclusive distribution rights of Dollardex’s products in a designated territories (the “JV Agreement”), which JV Agreement was terminated pursuant to an agreement made on July 22, 2008 (the “July Agreement”).  Additionally, on April 21, 2010, CelLynx and Dollardex entered into a Master Global Marketing and Distribution Agreement ,which amended the July Agreement, and which was subsequently amended as of June 14, 2010, and July 15, 2010 (collectively, the “Original MGMD Agreement”) .

The MGMD Agreement terminated the Original MGMD Agreement and all obligations of the parties thereunder.  Additionally, pursuant to the MGMD Agreement, CelLynx appointed Dollardex, and Dollardex accepted such appointment, as the independent, exclusive distributor of the Products (defined as The Road Warrior, The @Home unit and any other product using the 5BARz™ Trademark including all related accessories, if any, and any and all future products of CelLynx) in the Territory (defined as all countries worldwide including the U.S.).

In consideration for the appointment as exclusive distributor, Dollardex agreed to pay to CelLynx a fee (the “Marketing and Distribution Fee”) amounting to 50% of Dollardex's Net Earnings (defined as mean the total net earnings, as defined under U.S. generally accepted accounting principles, before taxes, of Dollardex from sales, licensing and other income relating directly or indirectly to the Products in the Territory).  The Marketing and Distribution Fee will be paid on a quarterly basis, payable in cash or immediately available funds and shall be due and payable not later than 45 days following the end of each calendar quarter of the year. CelLynx will have the right to audit the books and records of Dollardex to insure that the Dollardex’s obligations to make the Marketing and Distribution Fee are being met.

These descriptions of the Line of Credit Agreement, the Asset Purchase Agreement, the Security Agreement, and the MGMD Agreement are not complete, and are qualified in their entirety by reference to the various agreements themselves, which are included in this filing as exhibits.

ITEM 9.01             Financial Statements and Exhibits

(a)	Financial statements of businesses acquired – Not Applicable.

(b)	Pro forma financial information – Not Applicable.

(c)	Shell Company Transactions – Not Applicable.

(d)	Exhibits

Exhibit	Description

99.1	Line of Credit Agreement
99.2	Asset Purchase Agreement
99.3	Security Agreement
99.4	Amended and Restated Master Global Marketing and Distribution Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CelLynx GROUP, INC.
(Registrant)

Date: October 11, 2010	/s/ Norman W. Collins
Name: Norman W. Collins
Title: Chief Executive Officer